                                                                    EXHIBIT 23.2



CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Registration Statement of General Growth Properties, Inc. on Form S-3 of our report dated February 25, 1994 on our audit of the consolidated financial statements of CenterMark Properties, Inc. for the year ended December 31, 1993, appearing in the Annual Report on Form 10-K of General Growth Properties, Inc. for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.



DELOITTE & TOUCHE LLP

/s/ DELOITTE & TOUCHE LLP




St. Louis, Missouri
March 6, 1997